EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the incorporation by reference in  this  Annual
Report (Form 10-K) of Burr-Brown Corporation of our report dated January 19, 1999, included in the 1998 Annual Report to
Stockholders of Burr-Brown Corporation.

Our audits also included the financial statement schedule of Burr-Brown Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-58599) pertaining to the Burr-Brown Corporation 1993 Stock Incentive Plan and 1998 Employee Stock Purchase Plan and in the Registration Statement (Form S-8, No. 333-02059) pertaining to the Burr-Brown Corporation Future Investment Trust of our report dated January 19, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Burr-Brown Corporation.


Tucson, Arizona
March 24, 1999

                                   /s/Ernst & Young LLP.